Exhibit 3.137

Microfilm Number _________	Filed with the Department of State on OCT 31 1997

Entity Number 2782863	XXXXXXX

Secretary of the Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB:15-8913 (Rev 95)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.	The name of the limited liability company is: Brandywine TB III, L.L.C.

2.	The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) 16 Campus Boulevard, Newtown PA 19073 Delaware

Number and Street City State Zip County

(b) c/o:

Name of Commercial Registered Office Provider County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3.	The name and address, including street and number, if any, of each organizer are:

NAME ADDRESS
Jacqueline Y. Eastridge c/o Pepper Hamilton & Scheetz LLP 3000 Two Logan Square, 18th and Arch Sts. Philadelphia, PA 19103-2799

4.	UNREADABLE TEXT

5.	UNREADABLE TEXT

6.	The specified effective date, if any is: N/A
month day year hour, if any

7.	UNREADABLE TEXT

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 31st day of October , 1997.

/s/ Jacqueline Y. Eastridge

(Signature)
Jacqueline Y. Eastridge

(Signature)

XXXXXXX

(Signature)

Microfilm Number___________	Filed with the Department of State on NOV 10 1999

XXXXXX
Entity Number 2782863
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-DOMESTIC LIMITED LIABILITY COMPANY
DSCB:15-8951 (Rev 95)

In compliance with the requirements of 15 Pa.C.S. § 8951 (relating to certificate of amendment), the undersigned limited liability company, desiring to amend its Certificate of Organization, hereby certifies that:

1.	The name of the limited liability company is: Brandywine TB III, L.L.C.

2.	The date of filing of the original Certificate of Organization is: October 31, 1997

3.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the limited liability company, set forth in full, is as follows:

The name of the limited liability company is amended to: Brandywine TB V, L.L.C

The amendment adopted by the limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: at
Date Hour

5.	(Check if the amendment restates the Certificate of Organization):

The restated Certificate of Organization supersedes the original Certificate of Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited liability company has caused this Certificate of Amendment to be executed this 10th day of November, 1999.

Brandywine TB III, L.L.C.

(Name of Limited Liability Company)

By:	/s/ Brad A. Molotsky

(Signature)

TITLE:	Brad A Molotsky, Secretary

CONSENT TO APPROPRIATION OF NAME
DSCB:17.2 (Rev 90)

Pursuant to 19 Pa. Code § 17.2 (relating to appropriation of the name of a senior corporation), the undersigned association, desiring to consent to the appropriation of its name by another association, hereby certifies that:

1.	The name of the association executing this Consent of Appropriation of Name is: Brandywine TB I, L.L.C.

2.	The (a) address of this association’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 14 Campus Boulevard, Suite 100 Newtown Square PA 19073 Delaware

Number and Street City State Zip County

(b) c/o:

Name of Commercial Registered Office Provider County

For an association represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the association is located for venue and official publication purposes.

3.	The date of its incorporation or other organization is: October 31, 1997

4.	The statute under which it was incorporated or otherwise organized is: 15 Pa. C.S. § 8951

5.	The association is (check one)

About to change its name.
About to cease to do business.
Being wound up.
About to withdraw from doing business in this Commonwealth.

8.	The association(s) entitled to the benefit of this Consent to Appropriation of Name is (are):________________

IN TESTIMONY WHEREOF, the undersigned association has caused this consent to be signed by a duly authorized officer thereof this 10th day of November, 1999.

Brandywine TB I, L.L.C.

By:	/s/ Brad A. Molotsky

(Signature)

TITLE:	Brad A. Molotsky, Secretary

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number			Certificate of Change of Registered Office Limited Liability Company (15 Pa. C.S. § 8906)

Name	PEPPER HAMILTON LLP			Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1181 HARRISBURG, PA 17108-1181

	City	State	Zip Code

Fee: $52	Filed in the Department of State on JUN 04 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the 15 Pa. C.S. § 8906 (relating to change of registered office), the undersigned limited liability company, desiring to effect a change of registered office, hereby states that:

1.	The name of the company is: Brandywine TB V, L.L.C.

2.
The (a) address of the company’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

14, Campus Boulevard, Suite 100, Newtown Square, PA 19073 Delaware County
(a) Number and Street City State Zip County

(b) Name of Commercial Registered Office Provider County
c/o:

3.	Complete part (a) or part (b)

(a) The address to which the registered office of the company in this Commonwealth is to be changed is:

401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462 Montgomery County

Number and Street City State Zip County

(b) The registered office of the Company shall be provided by:
c/o:

Name of Commercial Registered Office Provider County

IN TESTIMONY WHEREOF, the undersigned company has caused this certificate to be signed by a duly authorized member or manager thereof this 31st day of May, 2002. Brandywine TB V, L.L.C
Name of Company
/s/ Brad A. Molotsky

Signature
Brad A. Molotsky, Secretary

Title